Consolidated Edison, Inc.
4 Irving Place
New York, NY  10003


							February 1, 2010

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


The following individuals, whose signatures appear below, and the Successors to their positions, are hereby authorized to sign and file on my behalf all forms required under Section 16 of the Securities Exchange Act of 1934, including without limitation Form ID, Form 3, Form 4 and Form 5.

	Elizabeth D. Moore		/s/ Elizabeth D. Moore


	Carole Sobin			/s/ Carole Sobin


	Peter J. Barrett		/s/ Peter J. Barrett


	Vanessa M. Franklin	/s/ Vanessa M. Franklin


	Marisa Joss			/s/ Marisa Joss



These individuals may further delegate this authority and this authorization shall remain in effect for as long as I remain an executive officer of Consolidated Edison, Inc.



						Very truly yours,

						/s/
						Scott L. Sanders